Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Marc A. Stefanski, Chairman of the Board, President and Chief Executive Officer and David S. Huffman, Chief Financial Officer of TFS Financial Corporation (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-Q for the quarter ended March 31, 2007 and that to the best of his knowledge:

(1)	the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2007	/s/ Marc A. Stefanski
Marc A. Stefanski Chairman of the Board, President and Chief Executive Officer

Date: May 15, 2007	/s/ David S. Huffman
David S. Huffman Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to TFS Financial Corporation and will be retained by TFS Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.